SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549



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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported)      June 29, 1999
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                            Level 8 Systems,Inc.
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             (Exact Name of Registrant as Specified in its Charter)



          Delaware
(New  York  prior  to  June  23,  1999)  0-26392                      11-2920559
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(State  or  Other  Jurisdiction   (Commission  File  Number)    I.R.S.  Employer
       of Incorporation)                                     Identification No.)



                              8000 Regency Parkway
                                Cary, NC   27511
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                    (Address of Principal Executive Offices)

        Registrant's telephone number, including area code (919) 380-5000
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ITEM  5.     OTHER  EVENTS

     On June 29, 1999, Level 8 Systems, Inc. completed a $21 million private placement of 21,000 shares of Series A 4% Convertible Redeemable Preferred Stock ("Series A Preferred Stock"), convertible into an aggregate of 2.1 million shares of common stock of Level 8. Holders of the Series A Preferred Stock are entitled to receive 4% annual cash dividends payable quarterly and will have one vote per share of Series A Preferred Stock, voting together with the common stock and not as a separate class except on certain matters adversely affecting the rights of holders of the Series A Preferred Stock. The Series A Preferred Stock may be redeemed at the option of Level 8 at a redemption price equal to the original purchase price at any time after June 29, 2000 if the closing price of Level 8's common stock over 20 consecutive trading days is greater than $20 per share. The conversion price of the Series A Preferred Stock is subject to certain anti-dilution provisions, including adjustments in the event of certain sales of common stock at a price of less than $10 per share. In the event Level 8 breaches its obligations to pay dividends when due or issue common stock upon conversion, or Level 8's common stock is delisted, the dividend rate on the Series A Preferred Stock would increase to 18% per annum (partially payable in shares of common stock at the option of Level 8 during the first 60 days of such increased dividend rate). As part of the $21 million financing, Level 8 also issued the investors warrants to purchase 2.1 million shares of common stock at an exercise price of $10 per share. Level 8 has agreed to register the common stock issuable upon conversion of the Series A Preferred Stock and exercise of the warrants for resale under the Securities Act of 1933. Level 8 is required to make certain payments in the event it is unable to meet its obligations in connection with the Series A Preferred Stock and warrants, such as registration under the Securities Act or issuance of shares of common stock upon conversion or exercise. The aggregate amount of all such payments, together with dividends on the Series A Preferred Stock, is limited to 19% of the liquidation value of the Series A Preferred Stock. Investors in the Series A Preferred Stock and warrants include Advanced Systems Europe B.V. and investment funds affiliated with Brown Simpson Asset Management and Seneca Capital Management. Advanced Systems Europe purchased $10 million of Series A Preferred Stock and warrants in the transaction and is a subsidiary of Liraz Systems, Ltd., Level 8's controlling stockholder.

     The foregoing summary description is qualified in its entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.

     Effective June 23, 1999, Level 8 Systems, Inc. completed its reincorporation under Delaware law.


ITEM  7.   EXHIBITS

2.1 Agreement and Plan of Merger providing for the reincorporation of Level 8 Systems under Delaware Law (incorporated by reference to Appendix A to the Company's definitive proxy statement for its 1999 annual meeting filed on
Schedule  14A  (the  "1999  Proxy  Statement").

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3.1     Certificate  of  Incorporation  of  Level  8  Systems,  Inc., a Delaware
corporation  (incorporated by reference to Annex B to the 1999 Proxy Statement).

3.2 Bylaws of Level 8 Systems, Inc., a Delaware corporation (incorporated by reference to Annex C to the 1999 Proxy Statement).

3.3 Certificate of Designation relating to Series A 4% Convertible Redeemable Preferred Stock.

10.1 Securities Purchase Agreement dated June 29, 1999 among Level 8 Systems, Inc. and the investors named on the signature pages thereof.

10.2 Form of Warrants issued June 29, 1999 in connection with the sale of Series A 4% Convertible Redeemable Preferred Stock.

10.3 Registration Rights Agreement dated June 29, 1999 among Level 8 Systems, Inc. and the investors named on the signature pages thereof.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            LEVEL  8  SYSTEMS,  INC.


Dated:  July  22,  1999     By:     /s/  Steven  Dmiszewicki
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                                    Steven  Dmiszewicki
                                    President


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